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                                                                 EXHIBIT 10.43


                 ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE


         ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE, dated as the 25th day of June, 1998, (this "Agreement") by and between BLUE FISH CLOTHING, INC., a Pennsylvania corporation with a mailing address of 3 Sixth Street, Frenchtown, New Jersey 08825 ("Assignor"), and DAVID BARCLAY, an individual with a mailing address of 29 N. Sugan Rd., P.O. Box 232, Solebury, PA 18963 ("Assignee").

         For and in consideration of mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, set over and transfer unto Assignee, effective from and after this day, all of its rights, title and interest in and to that certain Agreement of Sale, dated April 16, 1998, between Assignor, as Purchaser, and Richard D. Krause and William P. Krause, as Seller (collectively, the "Seller") relating to the purchase and sale of that certain real property together with the building and improvements commonly known as 3 Sixth Street, Frenchtown, New Jersey (the "Premises") pursuant to the terms and conditions set forth therein (the "Agreement"). A true and complete copy of the Agreement is attached to this Assignment.

         Assignor warrants and represents to Assignee that as of the date hereof
(i) the Agreement is the only written agreement between Assignor and the Seller regarding the Premises; (ii) there is no assignment, mortgage or pledge of, or other encumbrance upon, Assignor's interest in or under the Agreement; (iii) the Agreement is unmodified and is valid, in full force and effect, and Assignor has received no written notice or written claim of default by Assignor thereunder;
(iv) all amounts due and payable to the Seller under the Agreement as a Deposit (as such term is defined therein) as of the date hereof have been paid in full; and (v) to Assignor's knowledge, the Seller is not in default of any of its obligations under the Agreement.

         Assignor hereby covenants and agrees to indemnify and hold Assignee harmless from and against all costs, expenses, claims and losses, including, without limitation, reasonable attorneys' fees arising out of or in connection with (i) any default in Assignor's performance of its obligations under the Agreement, which default occurred prior to the date hereof; and (ii) any material breach, as of the date hereof, of any warranty or representation by Assignor herein; provided, however, that Assignor shall have received written notice of any such default from Assignee, and Assignee shall have given Assignor reasonable cooperation, information and assistance in connection with, and Assignor shall have sole control and authority with respect to the defense, settlement or compromise of any action, suit or proceeding arising therefrom.


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         Assignee hereby acknowledges receipt of a copy of the Agreement.
Assignee hereby assumes and agrees to perform all of Assignor's obligations under the Agreement from and after the date hereof. Assignee further agrees to indemnify and hold harmless Assignor from and against all costs, expenses, claims and losses, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any default in the performance of Assignee's obligations under the Agreement, which default occurs or arises out of the acts or failure to act of Assignee from and after the date hereof.

         ASSIGNOR, ASSIGNEE and SELLER also agree that the Agreement of Sale dated April 16, 1998 between Assignor and Seller is hereby amended as follows:

         1. The Deposit of $37,500 previously made by Assignor to Escrow Agent shall be immediately released by Escrow Agent to Seller and credited against the Purchase Price. Seller shall be entitled to retain the Deposit provided, however, that the Deposit shall be refunded by Seller only in the event that (1) Seller fails to deliver good title to the Premises and (2) Assignee was ready, willing and able to perform the purchase of the Premises at the Closing as it may be extended.

         2. On or before July 1, 1998, Assignee shall pay to Seller as an additional deposit the sum of $10,000 and the Closing Date shall thereupon be extended to July 31, 1998.

         3. On or before August 1, 1998, Assignee shall pay to Seller as a further additional deposit the sum of $10,000 and the Closing Date shall thereupon be extended to August 31, 1998.

         4. On or before September 1, 1998, Assignee shall pay to Seller as a second further deposit the sum of $10,000 and the Closing Date shall thereupon be extended to September 30, 1998.

         5. Assignee shall use his best efforts to close on the Premises as soon as reasonably practicable.

         6. Assignor, Assignee and Seller agree that on the first day of each month commencing July 1, 1998 Assignor shall pay Seller an additional $2,000 per month additional rent which Seller is authorized to withdraw out of the security deposit from Assignor presently held by Seller.

         This Agreement shall be governed by the laws of the State of New Jersey

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns.

         Time is of the essence for this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.


                                                     ASSIGNOR:

                                                     BLUE FISH CLOTHING, INC.


                                                     By: /s/ Jeff Haims
                                                     -------------------
                                                     Name:   Jeff Haims
                                                     Title:  CEO


                                                     ASSIGNEE:


                                                     By:  /s/ David Barclay
                                                     ----------------------
                                                              David Barclay


ACKNOWLEDGED AND AGREED TO
BY SELLER:


/s/ Richard D. Krause
---------------------
    Richard D. Krause


/s/ W.P. Krause
---------------
    William P. Krause


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